Exhibit 99.1

Regional Management Corp. Announces First Quarter 2015 Results

- Total delinquencies as percentage of receivables lowest since IPO -

- 37.3% sequential and 51.3% year-over-year growth for large loan receivables -

- Non-operating costs impact operating expenses and net income -

Greenville, South Carolina – April 28, 2015 – Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, today announced results for the first quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	Net income for the first quarter 2015 was $4.1 million, an increase of 20.8% sequentially, and down 27.2% from the prior-year period. Diluted earnings per share were $0.31 based on a diluted share count of 13.1 million. Excluding non-operating compensation-related costs of $2.1 million and loan system implementation costs of $0.6 million in the first quarter of 2015, non-GAAP diluted earnings per share for the first quarter were $0.44.

•	Total delinquencies as a percentage of total finance receivables as of March 31, 2015 improved to 19.2%, compared to 21.7% as of March 31, 2014 and 22.6% as of December 31, 2014. The total delinquencies as a percentage of receivables was the lowest since the Company’s initial public offering in March 2012.

•	Regional Management’s most important loan categories continue to grow:

•	Large loan finance receivables as of March 31, 2015 increased 37.3% sequentially and 51.3% compared to the prior-year period.

•	Branch small loan and convenience check finance receivables, collectively, as of March 31, 2015 increased 14.3% over the prior-year period.

•	Seasonal portfolio liquidation of $20.3 million was a 53% improvement compared to prior year seasonal portfolio liquidation of $43.0 million, primarily due to a 22% increase in net originations from the prior-year period.

•	Total finance receivables as of March 31, 2015 were $525.9 million, an increase of 4.8% from the prior-year period.

•	Total first quarter 2015 revenue was $52.5 million, a 5.9% increase from the prior-year period.

•	Annualized net charge-offs as a percentage of average finance receivables for the first quarter of 2015 were 9.9%, a slight increase from 9.7% in the prior-year period. Provision for credit losses for the first quarter of 2015 was 18.5% of revenue, a decline from 34.2% in the prior-year period.

•	Regional Management opened 6 new branches in the first quarter of 2015. As of March 31, 2015, Regional Management’s branch network consisted of 306 locations.

“We were pleased that our progress from the fourth quarter continued in the first quarter of the year,” said Michael R. Dunn, Chief Executive Officer of Regional Management Corp. “Our total delinquency levels declined to the lowest level since our IPO due to the improved marketing and underwriting practices that were initiated in the fourth quarter of last year. To that end, we increased our marketing spend in the quarter by $0.6 million sequentially and $1.5 million over the prior-year period to capitalize on our large loan opportunity and to reduce the normal seasonal portfolio liquidation in our industry. Partially due to those efforts, we successfully grew large loan finance receivables 37% sequentially and 51% from the prior-year period and our overall finance receivable portfolio liquidation was more than cut in half compared to the first quarter of 2014. In addition, our combined branch small loan and convenience check categories saw double-digit finance receivable growth from the prior-year period. Considering the first quarter is typically our lightest from a seasonal perspective, we are particularly pleased with the performance of these portfolio segments.”

“Given the success we achieved in the first quarter with our small and large loan portfolios, we continue to believe they will be the core drivers of our growth strategy going forward,” continued Mr. Dunn. “While we still have some work to do to further curtail the growth in our general and administrative expenses, we believe we have identified several opportunities to generate operational efficiencies with respect to our personnel expense, and would expect to see operating margin improvement from current levels over the remainder of 2015. Overall, we believe we are positioning ourselves well to grow both our top and bottom lines through the course of the year.”

First Quarter 2015 Results

Finance receivables outstanding at March 31, 2015 were $525.9 million, a 4.8% increase from $501.7 million in the prior-year period. Finance receivables increased primarily due to the addition of 25 de novo branches since March 31, 2014.

For the first quarter ended March 31, 2015, Regional Management reported total revenue of $52.5 million, a 5.9% increase from $49.6 million in the prior-year period. Interest and fee income for the first quarter of 2015 was $47.1 million, a 6.8% increase from $44.1 million in the prior-year period, primarily due to a significant increase in originations of both small and large installment loans compared to the prior-year period. Insurance income for the first quarter of 2015 was $2.9 million, an 11.1% decrease from the prior-year period. Same-store revenue for the first quarter of 2015 was down 0.6%.

Provision for credit losses in the first quarter of 2015 was $9.7 million versus $16.9 million in the prior-year period. On a sequential basis, provision for credit losses declined 39.1%, reflecting further improvements in credit quality during the first quarter of 2015. Annualized net charge-offs as a percentage of average finance receivables for the first quarter of 2015 were 9.9%, a slight increase from 9.7% in the prior-year period. Net charge-offs of $13.3 million in the first quarter of 2015 exceeded the provision as the Company released a portion of the allowance recorded in 2014 for convenience checks.

General and administrative expenses for the first quarter of 2015 were $32.6 million, an increase of $12.7 million, or 64.0%, from $19.9 million in the prior-year period. Included in first quarter 2015 results were a total of $2.7 million in non-operating expenses, while first quarter 2014 results included a non-operating benefit of $1.4 million related to a change in the Company’s vacation pay policy. The balance of the expense increase was driven primarily by $5.2 million in additional personnel expense due to the expansion of branches and additional home office hiring, a $1.5 million increase in marketing expense to help further build our loan portfolio, and a $1.5 million increase (excluding non-operating costs) in other expense related to additional consulting and legal expenses, as well as other costs related to the larger number of branches.

Net income for the first quarter of 2015 was $4.1 million, a 27.2% decrease compared to net income of $5.6 million in the prior-year period. Diluted earnings per share for the first quarter of 2015 were $0.31, a decrease from $0.43 in the prior-year period. Excluding the aforementioned non-operating expenses, non-GAAP diluted earnings per share for the first quarter of 2015 were $0.44. For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measure, please refer to the reconciliation table accompanying this release.

2015 De Novo Outlook

As of March 31, 2015, Regional Management’s branch network consisted of 306 locations. Regional Management opened 6 de novo branches in the first quarter of 2015 and, for the full year 2015, maintains its plan to open between 25 and 30 de novo branches.

Liquidity and Capital Resources

As of March 31, 2015, Regional Management had finance receivables of $525.9 million and outstanding debt of $312.5 million on its $500.0 million senior revolving credit facility.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (866) 953-6857 (toll-free) or (617) 399-3481 (direct), passcode 86162507. Please dial the number 10 minutes prior to the scheduled start time. A live webcast of the conference call will also be available on Regional Management’s website at www.RegionalManagement.com.

A replay will be available following the end of the call through Friday, May 1, 2015, by telephone at (888) 286-8010 (toll-free) or (617) 801-6888 (direct), passcode 75453218. A webcast replay of the call will be available at http://www.RegionalManagement.com for one year following the call.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of, governmental responses to those conditions; changes in interest rates; risks related to acquisitions and new branches; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); and the departure, transition or replacement of key personnel. Such factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has since expanded its branch network across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma, New Mexico and Georgia. Each of its loan products is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, retailers and its consumer website. For more information, please visit http://www.RegionalManagement.com.

Contact:

Investor Relations

Garrett Edson, (203) 682-8331

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(in thousands, except per share amounts)

			Better (Worse)
	1Q’15	1Q’14	YoY $	YoY %
Revenue
Interest and fee income	$47,065	$44,080	$2,985	6.8%
Insurance income, net	2,929	3,295	(366)	-11.1%
Other income	2,530	2,206	324	14.7%

Total revenue	52,524	49,581	2,943	5.9%

Expenses
Provision for credit losses	9,712	16,945	7,233	42.7%
Personnel	19,760	11,174	(8,586)	-76.8%
Occupancy	4,125	3,420	(705)	-20.6%
Marketing	2,471	982	(1,489)	-151.6%
Other	6,267	4,322	(1,945)	-45.0%

Total general and administrative expenses	32,623	19,898	(12,725)	-64.0%
Interest expense	3,604	3,763	159	4.2%

Income before income taxes	6,585	8,975	(2,390)	-26.6%
Income taxes	2,502	3,365	863	25.6%

Net income	$4,083	$5,610	$(1,527)	-27.2%

Net income per common share:
Basic	$0.32	$0.44	$(0.12)	-27.3%

Diluted	$0.31	$0.43	$(0.12)	-27.9%

Weighted-average shares outstanding:
Basic	12,838	12,655	183	1.4%

Diluted	13,061	13,000	61	0.5%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value amounts)

			Increase (Decrease)
	1Q’15	1Q’14	YoY $	YoY %
Assets
Cash	$2,060	$6,265	$(4,205)	-67.1%
Gross finance receivables	638,809	601,514	37,295	6.2%
Less unearned finance charges, insurance premiums, and commissions	(112,902)	(99,780)	(13,122)	-13.2%

Finance receivables	525,907	501,734	24,173	4.8%
Allowance for credit losses	(36,950)	(34,325)	(2,625)	-7.6%

Net finance receivables	488,957	467,409	21,548	4.6%
Property and equipment, net of accumulated depreciation	8,211	7,370	841	11.4%
Deferred tax asset, net	1,372	—	1,372	100.0%
Repossessed assets at net realizable value	400	806	(406)	-50.4%
Goodwill	716	716	—	0.0%
Intangible assets, net	745	1,219	(474)	-38.9%
Other assets	5,281	4,826	455	9.4%

Total assets	$507,742	$488,611	$19,131	3.9%

Liabilities and Stockholders’ Equity
Liabilities:
Senior revolving credit facility	$312,538	$310,315	$2,223	0.7%
Accounts payable and accrued expenses	10,905	9,320	1,585	17.0%
Deferred tax liability, net	—	1,802	(1,802)	-100.0%

Total liabilities	323,443	321,437	2,006	0.6%
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.10 par value, 100,000 shares authorized, no shares issued or outstanding	—	—	—	—
Common stock, $0.10 par value, 1,000,000 shares authorized, 12,848 and 12,748 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,285	1,267	18	1.4%
Additional paid-in-capital	87,538	83,706	3,832	4.6%
Retained earnings	95,476	82,201	13,275	16.1%

Total stockholders’ equity	184,299	167,174	17,125	10.2%

Total liabilities and stockholders’ equity	$507,742	$488,611	$19,131	3.9%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(in thousands, except per share amounts)

	Averages and Yields
	1Q’15		4Q’14		1Q’14
	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)
Branch small loans	$124,350	46.2%	$119,097	48.4%	$105,332	48.1%
Convenience checks	181,425	45.9%	192,951	46.8%	169,456	43.5%
Large loans	52,738	26.7%	43,464	27.1%	42,607	26.7%
Automobile loans	150,107	19.2%	159,047	19.5%	177,962	19.7%
Retail loans	25,121	18.2%	26,493	18.7%	30,465	17.9%

Total interest and fee yield	$533,741	35.3%	$541,052	36.2%	$525,822	33.5%

Total revenue yield	$533,741	39.4%	$541,052	39.8%	$525,822	37.7%

	Components of Increase in Interest and Fee Income 1Q’15 Compared to 1Q’14 Increase/(Decrease)
	Volume	Rate	Net
Branch small loans	$2,215	$(513)	$1,702
Convenience checks	1,343	1,024	2,367
Large loans	677	7	684
Automobile loans	(1,400)	(150)	(1,550)
Retail loans	(234)	16	(218)

Total increase in interest and fee income	$2,601	$384	$2,985

	Net Loans Originated (1)
	1Q’15	4Q’14	1Q’14	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	YoY $ Inc (Dec)	YoY % Inc (Dec)
Branch small loans	$51,371	$80,170	$42,846	$(28,799)	-35.9%	$8,525	19.9%
Convenience checks	60,653	95,330	52,656	(34,677)	-36.4%	7,997	15.2%
Large loans	29,829	17,737	10,358	12,092	68.2%	19,471	188.0%
Automobile loans	14,590	13,516	18,898	1,074	7.9%	(4,308)	-22.8%
Retail loans	6,727	7,634	8,517	(907)	-11.9%	(1,790)	-21.0%

Total net loans originated	$163,170	$214,387	$133,275	$(51,217)	-23.9%	$29,895	22.4%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges

	Other Key Metrics
	1Q’15	4Q’14	1Q’14
Net charge-offs	$13,273	$18,740	$12,709
Percentage of average finance receivables (annualized)	9.9%	13.9%	9.7%
Provision for credit losses	$9,712	$15,950	$16,945
Percentage of average finance receivables (annualized)	7.3%	11.8%	12.9%
Percentage of total revenue	18.5%	29.7%	34.2%
General and administrative expenses	$32,623	$28,396	$19,898
Percentage of average finance receivables (annualized)	24.4%	21.0%	15.1%
Percentage of total revenue	62.1%	52.8%	40.1%
Same store results:
Finance receivables at period-end	$480,768	$504,697	$446,814
Finance receivable growth rate	-2.0%	-6.0%	5.7%
Revenue during period	$48,821	$50,875	$44,583
Revenue growth rate	-0.6%	4.8%	16.8%
Number of branches in calculation	264	264	221

	Finance Receivables by Product
	1Q’15	4Q’14	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	1Q’14	YoY $ Inc (Dec)	YoY % Inc (Dec)
Branch small loans	$121,649	$128,217	$(6,568)	-5.1%	$100,031	$21,618	21.6%
Convenience checks	170,013	191,316	(21,303)	-11.1%	155,030	14,983	9.7%
Large loans	63,338	46,147	17,191	37.3%	41,868	21,470	51.3%
Automobile loans	146,724	154,382	(7,658)	-5.0%	175,152	(28,428)	-16.2%
Retail loans	24,183	26,130	(1,947)	-7.5%	29,653	(5,470)	-18.4%

Total finance receivables	$525,907	$546,192	$(20,285)	-3.7%	$501,734	$24,173	4.8%

	1Q’14	4Q’13	QoQ $ Inc (Dec)	QoQ % Inc (Dec)
Total finance receivables	$501,734	$544,684	$(42,950)	-7.9%

	Contractual Delinquency by Aging
	1Q’15		4Q’14		1Q’14
	Amount	Percentage of Total Finance Receivables	Amount	Percentage of Total Finance Receivables	Amount	Percentage of Total Finance Receivables
Allowance for credit losses	$36,950	7.0%	$40,511	7.4%	$34,325	6.8%
Current	425,088	80.8%	422,342	77.4%	392,804	78.3%
1 to 29 days past due	67,653	12.9%	82,714	15.1%	72,265	14.4%

Delinquent accounts:
30 to 59 days	11,596	2.2%	15,951	2.9%	12,034	2.4%
60 to 89 days	6,824	1.3%	9,624	1.8%	7,479	1.5%
90 to 119 days	4,844	0.9%	6,899	1.2%	5,653	1.2%
120 to 149 days	4,881	0.9%	4,988	0.9%	4,242	0.8%
150 to 179 days	5,021	1.0%	3,674	0.7%	3,557	0.7%
180 days and over	—	0.0%	—	0.0%	3,700	0.7%

Total contractual delinquency	$33,166	6.3%	$41,136	7.5%	$36,665	7.3%

Total finance receivables	$525,907	100.0%	$546,192	100.0%	$501,734	100.0%

1 day and over past due	$100,819	19.2%	$123,850	22.6%	$108,930	21.7%

	Contractual Delinquency by Product
	1Q’15		4Q’14		1Q’14
	Amount	Percentage of Product Finance Receivables	Amount	Percentage of Product Finance Receivables	Amount	Percentage of Product Finance Receivables
Branch small loans	$8,890	7.3%	$10,247	8.0%	$8,804	8.8%
Convenience checks	14,681	8.6%	17,165	9.0%	13,533	8.7%
Large loans	1,704	2.7%	2,106	4.6%	2,469	5.9%
Automobile loans	6,854	4.7%	10,302	6.7%	10,353	5.9%
Retail loans	1,037	4.3%	1,316	5.0%	1,506	5.1%

Total contractual delinquency	33,166	6.3%	41,136	7.5%	36,665	7.3%

	Subset of Convenience Checks (1)
	1Q’15	4Q’14
Current	$10,750	$20,717
1 to 29 days contractually delinquent	2,200	4,965
30 days and over contractually delinquent	$4,975	$7,534

Total finance receivables	$17,925	$33,216

Allowance for credit losses	4,972	9,337
Allowance as a % of 30 days and over contractually delinquent	100%	124%
Allowance as a % of 1 day and over contractually delinquent	69%	75%

(1)	Remaining balance of convenience checks originated in the summer of 2014 that contained a higher percentage of lower credit quality customers

	Quarterly Trend
	1Q’14	2Q’14	3Q’14	4Q’14	1Q’15	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$44,080	$42,962	$48,792	$48,964	$47,065	$(1,899)	$2,985
Insurance income, net	3,295	2,481	2,636	2,261	2,929	668	(366)
Other income	2,206	1,994	2,481	2,567	2,530	(37)	324

Total revenue	49,581	47,437	53,909	53,792	52,524	(1,268)	2,943

Expenses
Provision for credit losses	16,945	13,620	22,542	15,950	9,712	6,238	7,233
Personnel	11,174	13,068	14,042	17,099	19,760	(2,661)	(8,586)
Occupancy	3,420	3,713	4,179	4,115	4,125	(10)	(705)
Marketing	982	1,750	1,756	1,842	2,471	(629)	(1,489)
Other	4,322	4,667	5,307	5,340	6,267	(927)	(1,945)

Total general and administrative	19,898	23,198	25,284	28,396	32,623	(4,227)	(12,725)
Interest expense	3,763	3,556	3,848	3,780	3,604	176	159

Income before income taxes	8,975	7,063	2,235	5,666	6,585	919	(2,390)
Income taxes	3,365	2,649	838	2,285	2,502	(217)	863

Net income	$5,610	$4,414	$1,397	$3,381	$4,083	$702	$(1,527)

Net income per common share:
Basic	$0.44	$0.35	$0.11	$0.27	$0.32	$0.05	$(0.12)

Diluted	$0.43	$0.34	$0.11	$0.26	$0.31	$0.05	$(0.12)

Weighted-average shares outstanding:
Basic	12,655	12,691	12,714	12,744	12,838	94	183

Diluted	13,000	12,916	12,934	12,955	13,061	106	61

	1Q’14	2Q’14	3Q’14	4Q’14	1Q’15	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	488,611	503,995	522,820	530,270	507,742	(22,528)	19,131

Finance receivables	501,734	517,975	543,353	546,192	525,907	(20,285)	24,173

Allowance for credit losses	34,325	34,584	43,301	40,511	36,950	3,561	(2,625)

Senior revolving credit facility	310,315	324,570	339,323	341,419	312,538	(28,881)	2,223

	Headcount Trend
	1Q’14	2Q’14	3Q’14	4Q’14	1Q’15	QoQ Inc(Dec)	YoY Inc(Dec)
Branch headcount	1,084	1,176	1,313	1,335	1,273	(62)	189
2015 new branches					15	15	15

Total branch headcount	1,084	1,176	1,313	1,335	1,288	(47)	204
Home office headcount	77	88	92	105	125	20	48

Total headcount	1,161	1,264	1,405	1,440	1,413	(27)	252

Number of branches	281	293	296	300	306	6	25

	General & Administrative Expenses Trend
	1Q’14	2Q’14	3Q’14	4Q’14	1Q’15	QoQ $ B(W)	YoY $ B(W)
Branch G&A expenses	$14,487	$15,525	$16,866	$18,020	$19,284	$(1,264)	$(4,797)
2015 new branches					86	(86)	(86)

Total branch G&A expenses	14,487	15,525	16,866	18,020	19,370	(1,350)	(4,883)
Marketing	982	1,750	1,756	1,842	2,471	(629)	(1,489)
Home office G&A expenses	4,429	5,923	6,662	8,534	10,782	(2,248)	(6,353)

Total G&A expenses	$19,898	$23,198	$25,284	$28,396	$32,623	$(4,227)	$(12,725)

Because it adjusts for certain non-operating and non-cash items, the Company believes that non-GAAP measures are useful to investors as supplemental financial measures that, when viewed with its GAAP financial information, provide information regarding trends in the Company’s results of operations and credit metrics, which is intended to help investors meaningfully evaluate and compare the Company’s results of operations and credit metrics between periods.

	Non-GAAP Reconciliation
	1Q’15	Adjustments		Non-GAAP
General and administrative expenses	$32,623	$(2,672	)(1)(2)(3)	$29,951
Income taxes	$2,502	$1,015	(5)	$3,517
Net income	$4,083	$1,657		$5,740
Diluted net income per common share	$0.31	$0.13		$0.44
Efficiency ratio	62.1%	-5.1%		57.0%

	Non-GAAP Reconciliation
	1Q’14	Adjustments		Non-GAAP
General and administrative expenses	$19,898	$1,151	(2)(4)	$21,049
Income taxes	$3,365	$(432	)(5)	$2,933
Net income	$5,610	$(719)		$4,891
Diluted net income per common share	$0.43	$(0.06)		$0.38
Efficiency ratio	40.1%	2.3%		42.5%

(1)	Exclude executive retirement agreement costs of $533
(2)	Exclude loan system conversion costs of $609 and $237 for 1Q’15 and 1Q’14
(3)	Exclude CEO equity award costs of $1,530
(4)	Benefit related to vacation policy change of $1,388
(5)	Tax effect of the adjustments